EXHIBIT 99.3

XEROX HOLDINGS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTION

(in millions, except where otherwise noted)

The following unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Statements”) of Xerox has been derived from the historical financial statements of Xerox, the historical financial statements of ITsavvy and the historical financial statements of Lexmark International II, LLC (“Lexmark”).

The unaudited pro forma condensed combined balance sheet of Xerox as of December 31, 2024 gives effect to the Lexmark Acquisition as if it occurred on December 31, 2024 and combines the audited consolidated historical balance sheet of Xerox as of December 31, 2024 with the audited consolidated historical balance sheet of Lexmark as of December 31, 2024. The unaudited pro forma condensed combined statement of loss of Xerox for the year ended December 31, 2024 gives effect to the ITsavvy Acquisition and the proposed Lexmark Acquisition (together, are referred to herein as the “Acquisitions”) as if each had occurred on January 1, 2024 and combines (a) the audited consolidated statement of loss of Xerox for the fiscal year ended December 31, 2024; (b) the audited consolidated statement of earnings of Lexmark for the fiscal year ended December 31, 2024; and (c) unaudited results of ITsavvy, for the period from January 1, 2024 to November 19, 2024.

The Unaudited Pro Forma Financial Statements have been prepared by Xerox in accordance with Article 11 of Regulation S-X to reflect the Acquisitions, and are for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations that would have been realized had the Acquisitions occurred on the dates indicated, nor are they meant to be indicative of any future consolidated financial position or future results of operations that the combined company will experience. The pro forma adjustments are based on the preliminary assumptions and information available that management believes are reasonable under the circumstances. The historical financial statements of Xerox, ITsavvy and Lexmark have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that constitute accounting adjustments, which are necessary to account for the Acquisitions in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon the limited availability of information provided to Xerox management and certain assumptions that Xerox management believes are reasonable.

Additionally, the unaudited pro forma condensed combined statement of loss for the year ended December 31, 2024 combines the historical statements of loss of Xerox for the year ended December 31, 2024, and ITsavvy, for the period from January 1, 2024 to November 19, 2024, on a pro forma basis as if the ITsavvy Acquisition had been consummated on January 1, 2024. Given that the ITsavvy Acquisition occurred in 2024, the historical Xerox consolidated balance sheet as of December 31, 2024 already reflects the effects of the ITsavvy Acquisition. As such, no pro forma adjustments are required to reflect the ITsavvy Acquisition.

The purchase price allocation for the acquisition of Lexmark is based on preliminary estimates of fair value on the basis of information available to us as of the date of this Form 8-K. The fair value estimates assumed herein may differ materially based on market factors at the completion of the proposed Lexmark Acquisition and upon the finalization of appraisals and other valuation analyses, which is expected no later than one year from the date the proposed Lexmark Acquisition is completed and as a result may be materially different from the estimates used in preparing the Unaudited Pro Forma Financial Statements.

The unaudited pro forma condensed combined statement of loss does not reflect costs savings from potential operating efficiencies, or associated costs incurred to achieve such savings, and for synergies that are expected to result from the Acquisitions; nor does it include any costs associated with integration activities resulting from the Acquisitions to the extent they arise. However, such costs could affect Xerox following the closing of the Acquisitions in the period the costs are incurred.

1	Pro Forma Financial Statements

The Unaudited Pro Forma Financial Statements should be read in conjunction with the following:

•

the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of the combined Annual Report on Form 10-K of Xerox Holdings and Xerox Corporation for the year ended December 31, 2024 and the historical audited consolidated financial statements and the accompanying notes of Xerox included in the combined Annual Report on Form 10-K of Xerox Holdings and Xerox Corporation for the year ended December 31, 2024 filed with the SEC on February 24, 2025; and

•	the historical audited consolidated financial statements and the accompanying notes of Lexmark as of and for the fiscal years ended December 31, 2024 and 2023. See exhibit 99.2.

The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations, balance sheet data or financial information would have been if the Acquisitions had occurred as of the dates indicated or what such results will be for any future periods.

Description of the Acquisitions

ITsavvy Acquisition

On October 15, 2024, Xerox entered into a Securities Purchase Agreement (the “ITsavvy Purchase Agreement”) with ITsavvy Holdings, LLC (the “ITsavvy Seller”) and ITsavvy Acquisition Company (“ITsavvy”). The transaction contemplated by the ITsavvy Purchase Agreement was consummated on November 20, 2024 (the “ITsavvy Closing Date”) and is referred to herein as the “ITsavvy Acquisition”. The total consideration paid to the ITsavvy Seller was $405, which consisted of (i) cash payments of $195, (ii) a $110 secured promissory note issued by Xerox to the ITsavvy Seller at the ITsavvy Closing Date (the “2025 Note”), and (iii) another $110 secured promissory note issued by Xerox to the ITsavvy Seller at the ITsavvy Closing Date (the “2026 Note” and, together with the 2025 Note, the “ITsavvy Notes”), net of unamortized debt discount of $10 on the ITsavvy Notes. There are no material post-closing adjustments identified.

Proposed Lexmark Acquisition

On December 22, 2024, Xerox entered into an Equity Purchase Agreement (the “Lexmark Purchase Agreement”) with Ninestar Group Company Limited (the “Lexmark Seller”) and Lexmark. The Lexmark Purchase Agreement provides, among other things, that, subject to the terms and conditions set forth therein, Xerox Corporation will purchase from the Lexmark Seller all of the issued and outstanding equity securities of Lexmark. The Lexmark Purchase Agreement provides that Xerox Corporation will acquire Lexmark for $1.5 billion, inclusive of debt that will be settled at closing, as well as assumed liabilities, subject to certain other customary pre- and post-closing adjustments and escrow arrangements.

The Financing Transactions

We intend to fund the purchase price for the Lexmark Acquisition, including the repayment of substantially all of Lexmark’s outstanding debt, which will be repaid at the closing of the acquisition, (together with accrued interest and any applicable expenses, fees or premiums) through a combination of the following (collectively referred to herein, together with the payment of fees and expenses in connection therewith, as the “Financing Transactions”):

•	the issuance of $400 aggregate principal amount of the Second Lien Notes;

•	borrowings totaling approximately $373 under a senior secured incremental term loan facility;

•	debt financing expected to take the form of a $350 principal amount of senior unsecured notes to be issued by Xerox Holdings Corporation in the form of a private placement, and

•	existing liquidity, including cash on hand and closing cash of Lexmark.

In addition, in connection with the Acquisitions and the Financing Transactions, we intend to issue $400 Senior Secured First Lien Notes due 2030, the proceeds of which will be used to redeem Xerox Holdings Corporation’s senior unsecured notes due 2025 in full on or prior to their maturity and to pay fees and expenses, including redemption premiums and accrued interest, in connection therewith (“2025 Notes Refinancing”).

The Acquisitions, the Financing Transactions and the 2025 Notes Refinancing, are collectively the “Transactions.”

2	Pro Forma Financial Statements

Accounting for the Acquisitions

The Acquisitions are being accounted for by Xerox using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805 — Business Combinations (ASC 805). Xerox’s management has evaluated the guidance contained in ASC 805 and determined that Xerox is the acquirer for financial accounting purposes. Accordingly, total consideration to acquire ITsavvy and Lexmark has been allocated to acquired assets and liabilities assumed based upon their estimated fair values, and certain costs were expensed. The allocation of the acquisition consideration is estimated and is dependent upon estimates of certain valuations that are subject to change, particularly with respect to the proposed Lexmark acquisition. Any differences between the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be allocated to goodwill. The allocation of the aggregate Acquisition consideration and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and may be subject to measurement period adjustments or changes based on a final determination of fair value, particularly related to the proposed Lexmark Acquisition. Refer to Note 1—Basis of Presentation for more information.

3	Pro Forma Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	December 31, 2024
(in millions)	Xerox Historical(1)	Lexmark International II, LLC Reclassified Historical(2)	Intercompany Transactions (Note 5)	Lexmark Transaction Accounting Adjustments	Note 4	Financing (Note 6)	Note 6	Pro Forma Combined Company
Assets
Cash and cash equivalents	$576	$100	$—	$(947)	A	$515	A	$244
Accounts receivable, net	796	382	(85)	—		—		1,093
Billed portion of finance receivables, net	48	—	—	—		—		48
Finance receivables, net	608	17	—	—		—		625
Inventories	695	304	(12)	97	B	—		1,084
Other current assets	212	192	(4)	(399)	C, G	378	B, C	379

Total current assets	2,935	995	(101)	(1,249)		893		3,473
Finance receivables due after one year, net	1,089	30	—	—		—		1,119
Equipment on operating leases, net	245	56	—	—		—		301
Land, buildings and equipment, net	251	152	—	—		—		403
Intangible assets, net	236	425	—	376	D	—		1,037
Goodwill, net	1,937	1,097	—	(660)	E	—		2,374
Deferred tax assets	615	26	—	(11)	F	—		630
Other long-term assets	1,057	326	—	67	C, G	—		1,450

Total Assets	$8,365	$3,107	$(101)	$(1,477)		$893		$10,787

Liabilities and Equity
Short-term debt and current portion of long-term debt	$585	$134	$—	$(134)	H	$(458)	D	$127
Accounts payable	1,023	525	(85)	(6)	I	—		1,457
Accrued compensation and benefits costs	227	70	—	—		—		297
Accrued expenses and other current liabilities	784	399	(6)	—		(22)	B	1,155

Total current liabilities	2,619	1,128	(91)	(140)		(480)		3,036
Long-term debt	2,814	831	—	(831)	H	1,373	E	4,187
Pension and other benefit liabilities	1,088	127	—	—		—		1,215
Post-retirement medical benefits	154	—	—	—		—		154
Other long-term liabilities	386	386	—	154	F, G	—		926

Total Liabilities	7,061	2,472	(91)	(817)		893		9,518

Noncontrolling Interests	10	—	—	—		—		10

Convertible Preferred Stock	214	—	—	—		—		214

Common stock	124	—	—	—	J	—		124
Additional paid-in capital	1,137	1,361	—	(1,361)	J	—		1,137

4	Pro Forma Financial Statements

	December 31, 2024
(in millions)	Xerox Historical(1)	Lexmark International II, LLC Reclassified Historical(2)	Intercompany Transactions (Note 5)	Lexmark Transaction Accounting Adjustments	Note 4	Financing (Note 6)	Note 6	Pro Forma Combined Company
Retained earnings (accumulated deficit)	3,514	(661)	(10)	636	J, K	—		3,479
Accumulated other comprehensive loss	(3,699)	(65)	—	65	J	—		(3,699)

Xerox Holdings shareholders’ equity	1,076	635	(10)	(660)		—		1,041
Noncontrolling interests	4	—	—	—		—		4

Total Equity	1,080	635	(10)	(660)		—		1,045

Total Liabilities and Equity	$8,365	$3,107	$(101)	$(1,477)		$893		$10,787

Shares of Common Stock Issued and Outstanding	124,435	—						124,435

(1)	Xerox Holdings Corporation (Xerox)
(2)

The financial information in this column has been derived from Lexmark International II, LLC’s (Lexmark) historical consolidated financial statements for the year ended December 31, 2024 with certain reclassification adjustments made by Xerox as described in further detail in Note 1 - Basis of Presentation in connection with the proposed Acquisition. Refer to Note 2 - Reclassification Adjustments for additional information regarding certain reclassification adjustments that have been made to conform Lexmark’s historical financial statement presentation to Xerox’s historical financial statement presentation.

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The transaction accounting adjustments made in connection with the Acquisitions are explained in Note 4 - Pro Forma Adjustments and Note 5 - Intercompany Transactions and the transaction accounting adjustments made in connection with the Financing Transactions are explained in Note 6 - Financing Transactions.

5	Pro Forma Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF LOSS

	Year Ended December 31, 2024
(in millions, except shares in thousands and per share data)	Xerox Historical(1)	ITsavvy Reclassified Historical (Note 2)	ITsavvy Transaction Accounting Adjustments (Note 4)	Note 4	Pro Forma Combined (Adjusted for ITsavvy Acquisition Transaction)	Lexmark International II, LLC Reclassified Historical(2)	Intercompany Transactions (Note 5)	Lexmark Transaction Accounting Adjustments (Note 4)	Note 4	Financing (Note 6)	Note 6	Pro Forma Combined Company
Revenues
Sales	$2,378	$333	$—		$2,711	$1,943	$(243)	$—		$—		$4,411
Services, maintenance and rentals	3,692	76	—		3,768	304	(14)	—		—		4,058
Financing	151	—	—		151	—	—	—		—		151

Total Revenues	6,221	409	—		6,630	2,247	(257)	—		—		8,620

Costs and Expenses
Cost of sales	1,562	281	—		1,843	1,347	(243)	97	P	—		3,044
Cost of services, maintenance and rentals	2,593	58	—		2,651	203	(14)	—		—		2,840
Cost of financing	106	—	—		106	—	—	—		—		106
Research, development and engineering expenses	191	—	—		191	126	—	—		—		317
Selling, administrative and general expenses	1,537	54	2	L	1,593	319	—	(2)	Q	—		1,910
Goodwill impairment	1,058	—	—		1,058	681	—	—		—		1,739
Restructuring and related costs	112	—	—		112	(6)	—	—		—		106
Intangible asset impairment	—	—	—		—	160	—	—		—		160
Amortization of intangible assets	73	6	6	M	85	31	—	60	R	—		176
Divestitures	47	—	—		47	—	—	—		—		47
Other expenses, net	158	8	5	N	171	86	—	(95)	S	135	F	297

Total Costs and Expenses	7,437	407	13		7,857	2,947	(257)	60		135		10,742

(Loss) Income Before Income Taxes	(1,216)	2	(13)		(1,227)	(700)	—	(60)		(135)		(2,122)
Income tax expense (benefit)	105	2	(2)	O	105	43	—	(31)	T	2	G	119

Net Loss	(1,321)	—	(11)		(1,332)	(743)	—	(29)		(137)		(2,241)
Less: Preferred Stock Dividends, net	(14)	—	—		(14)	—	—	—		—		(14)

6	Pro Forma Financial Statements

	Year Ended December 31, 2024
(in millions, except shares in thousands and per share data)	Xerox Historical(1)	ITsavvy Reclassified Historical (Note 2)	ITsavvy Transaction Accounting Adjustments (Note 4)	Note 4	Pro Forma Combined (Adjusted for ITsavvy Acquisition Transaction)	Lexmark International II, LLC Reclassified Historical(2)	Intercompany Transactions (Note 5)	Lexmark Transaction Accounting Adjustments (Note 4)	Note 4	Financing (Note 6)	Note 6	Pro Forma Combined Company
Net Loss Attributable to Common Shareholders	$(1,335)	$—	$(11)		(1,346)	(743)	—	$(29)		$(137)		$(2,255)

Loss per Share from Continuing Operations
Basic Loss per Share	$(10.75)				$(10.84)							$(18.15)
Diluted Loss per Share	$(10.75)				$(10.84)							$(18.15)
Pro Forma Shares Outstanding
Basic	124,210	—			124,210	—						124,210
Diluted	124,210	—			124,210	—						124,210

(1)	Xerox Holdings Corporation (Xerox)
(2)

The financial information in this column has been derived from Lexmark International II,, LLC’s (Lexmark) historical consolidated financial statements for the year ended December 31, 2024 with certain reclassification adjustments made by Xerox as described in further detail in Note 1 - Basis of Presentation in connection with the proposed Acquisitions. Refer to Note 2 - Reclassification Adjustments for additional information regarding certain reclassification adjustments that have been made to conform Lexmark’s historical financial statement presentation to Xerox’s historical financial statement presentation.

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The transaction accounting adjustments made in connection with the Acquisitions are explained in Note 4 - Pro Forma Adjustments and Note 5 - Intercompany Transactions and the transaction accounting adjustments made in connection with the Financing Transactions are explained in Note 6 - Financing Transactions.

7	Pro Forma Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

(in millions, except per share data, and where otherwise noted)

The preceding unaudited pro forma condensed combined financial information has been prepared by Xerox in accordance with Article 11 of Regulation S-X to reflect the Acquisitions. The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of what Xerox’s condensed combined statements of (loss) income or condensed combined balance sheet would have been had the Acquisitions been consummated as of the dates indicated or will be for any future periods. The unaudited pro forma condensed combined financial information does not purport to project the future financial position or results of operations of Xerox following the closing dates of the Acquisitions. The unaudited pro forma condensed combined financial information reflects transaction accounting adjustments Xerox believes are necessary to present fairly Xerox’s unaudited pro forma condensed combined financial position and results of operations following the closing dates as of and for the periods indicated. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, or revenue enhancements that the combined company may achieve as a result of the Acquisitions, nor does it reflect the costs to integrate the operations of Xerox, ITsavvy, and Lexmark or the costs necessary to achieve any cost savings, operating synergies, and revenue enhancements.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations with Xerox as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of Xerox, ITsavvy, and Lexmark. Under ASC 805, with certain exceptions, assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of Acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The allocation of the aggregate Acquisition consideration depends upon certain estimates and assumptions, all of which are preliminary, particularly with respect to the proposed Lexmark Acquisition. The allocation of the aggregate Acquisition consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Acquisitions could differ materially from the preliminary allocation of aggregate Acquisition consideration.

The intercompany elimination, transaction, and financing accounting adjustments represent Xerox’s best estimates and are based upon currently available information and certain assumptions that Xerox believes are reasonable under the circumstances. In addition to pro forma adjustments, certain adjustments have been made to reflect the impacts of the Financing Transactions and the elimination of intercompany transactions. Xerox is not aware of any material transactions between Xerox and ITsavvy or between ITsavvy and Lexmark (prior to the announcement of the ITSavvy Closing Date during the periods presented). Accordingly, adjustments to eliminate transactions between these entities have not been reflected in the unaudited pro forma condensed combined financial information. Management has made adjustments within the condensed combined financial information to eliminate transactions between Xerox and Lexmark during the periods presented.

Xerox has commenced a review of the accounting policies of ITsavvy, as well as a preliminary review of Lexmark’s accounting policies. These reviews will determine if differences in accounting policies and account classifications require adjustments to the results of operations or to the statement of financial position to conform to Xerox’s accounting policies and classifications. Accordingly, we may identify differences between the accounting policies of these companies and those of Xerox, which when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

As discussed in Note 2 - Reclassification Adjustments, certain reclassification adjustments have been made to conform ITsavvy’s and Lexmark’s historical financial statement presentation to Xerox’s historical financial statement presentation. Also, as discussed in Note 5 - Intercompany Transactions and in Note 6 - Financing Transactions, certain adjustments have been made to the unaudited pro forma condensed combined financial statements to eliminate the impact of transactions between Xerox and Lexmark and to reflect the impacts of the Financing Transactions as if they had occurred on January 1, 2024.

8	Pro Forma Financial Statements

NOTE 2 - RECLASSIFICATION ADJUSTMENTS

During the preparation of this unaudited pro forma condensed combined financial information, Xerox management performed a preliminary analysis of ITsavvy’s and Lexmark’s financial information to identify differences in financial statement presentation as compared to the presentation of Xerox. With the information currently available, Xerox has made reclassification adjustments to conform ITsavvy’s and Lexmark’s historical financial statement presentation to Xerox’s historical financial statement presentation. Following the ITsavvy Acquisition, Xerox completed its review of the financial statement presentation of ITsavvy and it will complete its review of the Lexmark financial statement presentation within a reasonable period of time following the consummation of the Lexmark Acquisition. The historical balance sheet of Xerox as of December 31, 2024 includes the balances of ITsavvy, and therefore no reclassification adjustments for ITsavvy are required.

Refer to the table below for a summary of reclassification adjustments made to present Lexmark’s balance sheet as of December 31, 2024 to conform with that of Xerox’s financial statement presentation:

	December 31, 2024
(in millions)	Lexmark Historical	Reclassifications	Note		Lexmark Reclassified
Accounts receivable, net	$366	$16	(a	)	$382
Trade receivables, related party	16	(16)	(a	)	—
Finance receivables, net	—	17	(b	)	17
Prepaid expenses and other current assets	208	(208)	(c	)	—
Prepaid expenses and other current assets, related party	1	(1)	(c	)	—
Other current assets	—	192	(d	)	192
Finance receivables due after one year, net	—	30	(e	)	30
Equipment on operating leases, net	—	56	(f	)	56
Land, buildings and equipment, net	208	(56)	(f	)	152
Deferred tax assets	—	26	(g	)	26
Right of use assets from operating leases, net	253	(253)	(h	)	—
Other long-term assets	128	198	(i	)	326
Non-current assets held for sale	1	(1)	(h	)	—

Total Adjustments to Lexmark historical assets	$1,181	$—			$1,181

Short-term debt and current portion of long-term debt	$—	$134	(j	)	$134
Accounts payable	502	23	(k	)	525
Accounts payable, related party	23	(23)	(k	)	—
Short-term debt	1	(1)	(l	)	—
Current portion of long-term debt	133	(133)	(l	)	—
Accrued compensation and benefits cost	—	70	(m	)	70
Current operating lease liabilities	23	(23)	(n	)	—
Accrued liabilities	438	(438)	(o	)	—
Accrued liabilities, related party	8	(8)	(p	)	—
Accrued expenses and other current liabilities	—	399	(q	)	399
Pension and other benefit liabilities	—	127	(r	)	127
Long-term operating lease liabilities	220	(220)	(s	)	—
Other long-term liabilities	293	93	(t	)	386

Total Adjustments to Lexmark historical liabilities	$1,641	$—			$1,641

(a)	Reclassified $16 from Trade receivables, related party to Accounts receivable, net.

(b)	Reclassified $17 from Other current assets.

(c)	Reclassified ($208) and ($1) to Other current assets.

(d)	Reclassified ($17) to Finance receivables, net, and $208 from Prepaid expenses and other current assets, and $1 from Prepaid expenses and other current assets, related party.

(e)	Reclassified $30 from Other long-term assets.

(f)	Reclassified $56 from Land, buildings, and equipment, net, to Equipment on operating leases, net.

(g)	Reclassified $26 from Other long-term assets.

9	Pro Forma Financial Statements

(h)	Reclassified ($253) to Other long-term assets, and ($1) to Other long-term assets.

(i)

Reclassified $253 from Right of use assets from operating leases, net, and $1 from Non-current assets held for sale to Other long-term assets, and reclassified ($30) to Finance receivables due after one year, net, and ($26) to Deferred tax assets.

(j)	Reclassified $1 from Short-term debt and $133 from Current portion of long-term debt.

(k)	Reclassified $23 from Accounts payable, related party.

(l)	Reclassified ($1) and ($133) to Short-term and current portion of long-term debt.

(m)	Reclassified $70 from Accrued liabilities.

(n)	Reclassified ($23) to Accrued expenses and other current liabilities.

(o)	Reclassified ($438) to Accrued expenses and other current liabilities.

(p)	Reclassified ($8) to Accrued expenses and other current liabilities.

(q)

Reclassified $23 from Current operating lease liabilities, $438 from Accrued liabilities, and $8 from Accrued liabilities, related party to Accrued expenses and other current liabilities, and reclassified ($70) to Accrued Compensation and benefits cost.

(r)	Reclassified $127 from Other long-term liabilities.

(s)	Reclassified ($220) to Other long-term liabilities.

(t)	Reclassified $220 from Long-term operating lease liabilities to Other long-term liabilities, and reclassified ($127) to Pension and other benefit liabilities from Other long-term liabilities.

Refer to the table below for a summary of reclassification adjustments made to present Lexmark’s consolidated statement of loss for the year ended December 31, 2024 to conform with that of Xerox’s financial statement presentation:

	For the year ended December 31, 2024
(in millions)	Lexmark Historical	Reclassifications	Note		Lexmark Reclassified
Sales	$1,879	$64	(a	)	$1,943
Product, related party	64	(64)	(a	)	—
Cost of sales	1,305	42	(b	)	1,347
Cost of revenue - Product, related party	42	(42)	(b	)	—
Selling, general and administrative	350	(31)	(c	)	319
Amortization of intangible assets	—	31	(c	)	31
Interest expense	85	(85)	(d	)	—
Interest (income)	(7)	7	(d	)	—
Other expense (income), net	8	78	(d	)	86

(a)	Reclassified ($64) from Product, related party to Sales.

(b)	Reclassified ($42) from Cost of revenue - Product, related party to Cost of sales.

(c)	Reclassified ($31) from Selling, general and administrative to Amortization of intangible assets.

(d)	Reclassified ($85) from Interest expense and $7 from Interest income to Other expense, net.

10	Pro Forma Financial Statements

Refer to the table below for a summary of reclassification adjustments made to present ITsavvy’s condensed consolidated statement of income for the period January 1, 2024 to September 30, 2024 and the condensed consolidated statement of loss from October 1, 2024 to November 19, 2024 to conform with that of Xerox’s financial statement presentation:

	Period Ended January 1, 2024 - September 30, 2024					Period Ended October 1, 2024 - November 19, 2024					Period Ended January 1, 2024 - November 19, 2024
(in millions)	ITsavvy Historical	Reclassifications	Notes		ITsavvy Reclassified Historical	ITsavvy Historical	Reclassifications	Notes		ITsavvy Reclassified Historical	ITsavvy Total Reclassified Historical
Sales	$351	$(61)	(a	)	$290	$58	$(15)	(aa	)	$43	$333
Services, maintenance and rentals	—	61	(a	)	61	—	15	(aa	)	15	76
Cost of sales	302	(58)	(b	)	244	50	(13)	(bb	)	37	281
Cost of services, maintenance and rentals	—	47	(c	)	47	—	11	(cc	)	11	58
Selling, administrative and general expenses	39	6	(d	)	45	9	—	(dd	)	9	54
Amortization of intangible assets	—	5	(e	)	5	—	1	(ee	)	1	6
Interest expense	6	(6)	(f	)	—	1	(1)	(ff	)	—	—
Other expenses, net	—	6	(f	)	6	—	2	(gg	)	2	8

(a)	Reclassified ($61) to Service, maintenance and rentals.

(b)	Reclassified ($47) to Cost of services, maintenance and rentals and ($11) to Selling, administrative and general expenses.

(c)	Reclassified $47 from Cost of sales.

(d)	Reclassified $11 from Cost of sales and ($5) to Amortization of intangible assets.

(e)	Reclassified $5 from Selling, administrative and general expenses.

(f)	Reclassified ($6) to Other expenses, net.

(aa)	Reclassified ($15) to Service, maintenance and rentals.

(bb)	Reclassified ($11) to Cost of services, maintenance and rentals, and ($2) to Selling, administrative and general expenses.

(cc)	Reclassified $11 from Cost of sales.

(dd)

Reclassified $2 from Cost of sales to Selling, administrative and general expenses, and ($1) from Selling, administrative and general expenses to Amortization of intangible assets and Other expenses, net respectively.

(ee)	Reclassified $1 from Selling, administrative and general

(ff)	Reclassified ($1) to Other expenses, net.

(gg)	Reclassified $1 from Selling, administrative and general expenses, and $1 from Interest expense to Other expenses, net.

11	Pro Forma Financial Statements

NOTE 3 - PURCHASE PRICE ALLOCATION

The following table provides an estimated preliminary pro forma purchase price allocation of Lexmark, which is subject to change upon a completed valuation of the assets acquired and liabilities assumed as of the closing date. The preliminary purchase price allocation assumes as if the proposed Lexmark Acquisition had been consummated on December 31, 2024, based on the audited consolidated balance sheet of Lexmark as of December 31, 2024, with the excess allocated to goodwill. The preliminary purchase price of $1,500 has been adjusted for the following estimates as of December 31, 2024: cash of $100, reimbursement of estimated seller transaction costs of $25, effective settlement of pre-existing relationships of ($80), pension and retiree health liabilities of ($114), warranties of ($36), and certain contractual adjustments of ($162). Other adjustments, including those for net working capital, which are not currently reflected in the balance sheet as they are not currently estimable. As the actual consideration that will be paid depends, in part, on certain account balances that will change between December 31, 2024 and the closing date of the proposed Lexmark Acquisition, the aggregate consideration will differ from that used herein. Refer to the table below for additional details:

	December 31, 2024
Estimated acquisition consideration(1)	$1,233

Assets to be acquired
Cash and cash equivalents	$100
Finance receivables, net	17
Accounts receivable, net	302
Inventories	400
Other current assets	188
Finance receivables due after one year, net	30
Equipment on operating leases, net	56
Land, buildings and equipment, net	152
Intangible assets, net	801
Deferred tax assets	15
Other long-term assets	391

Total estimated assets to be acquired	$2,452

Liabilities to be assumed
Accounts payable	$520
Accrued compensation and benefits costs	70
Accrued expenses and other current liabilities	399	(a	)
Pension and other benefit liabilities	127
Other long-term liabilities	540	(a	)

Total estimated liabilities to be assumed	$1,656

Estimated net assets to be acquired	$796

Goodwill	$437	(b	)

(1)	Estimated acquisition consideration includes Lexmark debt of $988 as of December 31, 2024, which will be settled at closing as part of the total consideration.

(a)

Accrued expenses and other current liabilities includes $76 of deferred revenue, and Other long-term liabilities includes $98 of deferred revenue. The unaudited pro forma condensed combined financial information presented reflects the adoption of Accounting Standards Update (ASU) 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. Under this standard, deferred revenue acquired in a business combination is measured pursuant to ASC 606, Revenue from Contracts with Customers rather than its acquisition date fair value.

(b)

Goodwill is calculated as the difference between the consideration transferred and the preliminary estimate of the fair value assigned to the assets acquired and liabilities assumed. The fair value estimate for goodwill is preliminary. The final determination of fair value of goodwill is subject to change.

12	Pro Forma Financial Statements

The assumed accounting for the proposed Lexmark Acquisition is based on provisional amounts, including estimates of the fair value of the assets and liabilities assumed on December 31, 2024 and have been prepared to illustrate the effect of the proposed Lexmark Acquisition which is currently expected to close in the second half of 2025. The preliminary allocation of the purchase price to the acquired assets and liabilities assumed was based upon the preliminary estimate of the fair values. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the transaction and will be based on the fair values of the assets acquired and liabilities assumed as of the Lexmark closing date. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed combined financial information.

NOTE 4 – PRO FORMA ADJUSTMENTS

This note should be read in conjunction with Note 1 - Basis of Presentation and Note 3 - Purchase Price Allocation. The following summarizes the pro forma adjustments in connection with the ITsavvy Acquisition and the proposed Lexmark acquisition to give effect to the transactions as if they had occurred on January 1, 2024 for purposes of the unaudited pro forma condensed combined statement of loss, and the Lexmark Acquisition on December 31, 2024 for purposes of the unaudited pro forma condensed combined balance sheet.

Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(A) Reflects the adjustment to cash and cash equivalents:

(in millions)	December 31, 2024
Consideration transferred	$(1,233)	(i	)
Effective settlement of pre-existing relationships between Xerox and Lexmark	(80)	(ii	)
Estimated transaction costs	(6)	(iii	)
Estimated payments to certain employees resulting from transaction	(24)
Estimated prepayment of insurance costs	(4)	(iv	)
Cash transferred from escrow	400

Total	$(947)

(i)	Refer to Note 3.

(ii)	Reflects the effective net settlement of receivables and payables related to the pre-existing relationship between Xerox and Lexmark.

(iii)

Estimated transaction costs consist of financial advisory fees and other professional fees of $6 expected to be paid through the closing date of the Lexmark Acquisition, which were recorded in Accounts payable. See Note 4(I).

(iv)	Represents the payment to be made at the Lexmark closing date to obtain insurance policies in connection with the proposed Lexmark Acquisition.

(B)	Reflects a net adjustment to increase the acquired inventory balance to its estimated fair value.

(C)

Reflects an adjustment of $1 to Other current assets, and $2 to Other long-term assets to record Xerox’s prepaid asset related to obtaining the insurance policies discussed within Note 4(A). Other current assets also includes an adjustment of ($400) for the cash received from the Financing Transactions, which will initially be placed into escrow and transferred to Xerox upon completion of the acquisition.

(D)

Reflects the preliminary acquisition accounting adjustment to step up and to reflect the acquired identifiable intangible assets at their estimated fair values and eliminate Lexmark’s historical intangible assets.

13	Pro Forma Financial Statements

The following table summarizes the estimated fair values of Lexmark’s identifiable intangible assets and the related pro forma transaction accounting adjustments:

(in millions)	December 31, 2024	Estimated Weighted Average Useful Life (in years)	Valuation Methodology Used
Customer relationships	$556	10 years	Multi-Period Excess Earnings Method
Developed technology	127	7 years	Relief-from-Royalty Method
Trade name	118	7 years	Relief-from-Royalty Method

Total preliminary fair value of acquired intangibles	801
Elimination of Lexmark’s historical intangible assets	(425)

Net pro forma transaction accounting adjustments to intangible assets, net	$376

(E)	Reflects the preliminary acquisition accounting adjustment to record goodwill and eliminate Lexmark’s historical goodwill:

(in millions)	December 31, 2024
Fair value of consideration transferred in excess of preliminary fair value of assets acquired and liabilities assumed	$437	(i	)
Elimination of Lexmark’s historical goodwill	(1,097)

Net pro forma transaction accounting adjustments to Goodwill, net	$(660)

(i)

Refer to the table in Note 3 for the calculation of the fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed based on the preliminary allocation of the acquisition consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Lexmark.

The pro forma adjustments related to Intangible assets, net and Goodwill, net were based on the preliminary information available at the time of the preparation of the unaudited pro forma condensed combined financial information.

(F)

Reflects the increase of $92 to net deferred tax liabilities, which are reported in Other long-term liabilities, associated with the preliminary acquisition accounting adjustments relating to the step-up of Lexmark’s historical intangible assets and inventory to fair value, as well as the reclassification of Deferred tax assets of ($11) to deferred tax liabilities.

(G)

Other long-term assets reflects an adjustment of $65 to remeasure Lexmark’s operating lease right of use assets, and Other long-term liabilities includes an adjustment of $73 to remeasure Lexmark’s operating lease liabilities as of December 31, 2024, respectively. The remeasurements reflect Xerox’s weighted average discount rate of 7.70% for the year ended December 31, 2024.

(H)	The following reflects the pro forma adjustments to Short-term debt and current portion of long-term debt and Long-term debt:

(in millions)	December 31, 2024
Adjustment to account for historical unamortized debt issuance costs	$3
Removal of the historical principal balance for Short-term and current portion of long-term debt	(137)

Net pro forma transaction accounting adjustments to Short-term and current portion of long-term debt	$(134)

Adjustment to account for historical unamortized debt issuance costs	$20
Removal of the historical principal balance for Long-term debt	(851)

Net pro forma transaction accounting adjustments to Long-term debt	$(831)

(I)

Reflects an adjustment of $6 to Accounts payable to record the settlement of the portion of transaction expenses related to the Lexmark acquisitions which were recorded in Accounts payable as of December 31, 2024. Refer to Note 4(A).

(J)	Reflects the removal of Lexmark’s historical equity balances.

14	Pro Forma Financial Statements

(K)	The following reflects the pro forma adjustments to Retained earnings:

(in millions)	December 31, 2024
Estimated financial advisory and other professional fees and transaction-related compensation	$(34)	(i)
Less: Portion of estimated fees accrued for in Accounts payable	6
Less: Portion of prepaid insurance costs not expensed for the year ended December 31, 2024	3

Net pro forma transaction accounting adjustments to Retained earnings	$(25)

(i)	See Note 4(A).

15	Pro Forma Financial Statements

Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Loss

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of loss for the year ended December 31, 2024 are as follows. As the ITsavvy Acquisition was consummated on November 20, 2024, transaction accounting adjustments are included to give effect to this acquisition as if it occurred on January 1, 2024.

Transaction Accounting Adjustments Related to ITsavvy Acquisition

(L)	Represents an adjustment made to reflect share-based payment expense recorded by Xerox for restricted stock awards issued to certain employees in conjunction with the ITsavvy Acquisition.

(M)	The following reflects the adjustments to Amortization of intangible assets:

(in millions)	January 1, 2024 - November 19, 2024
Removal of ITsavvy’s historical intangible asset amortization	$(7)
Estimated amortization of acquired intangible assets	13	(i	)

Net pro forma transaction accounting adjustments to Amortization of intangible assets	$6

(i)

Represents straight-line amortization of the estimated fair value of the intangible assets for customer relationships and a trade name over the estimated weighted average useful life of 10 years and one year, respectively.

(N)	Reflects the adjustments to Other expenses, net

(in millions)	January 1, 2024 - November 19, 2024
Removal of interest expense on ITsavvy debt not assumed by Xerox	$(8)
Imputed interest on the Notes issued by Xerox to the Seller	13

Net pro forma transaction accounting adjustments to Other expenses, net	$5

The secured promissory notes are non-interest bearing, however, Xerox recorded imputed interest using a 5.5% annual interest rate.

(O)

Represents the application of the estimated blended statutory income tax rate of 24.5% to the pro forma transaction accounting adjustments for the period January 1, 2024 to November 19, 2024, further adjusted for the valuation allowance required on certain deferred tax assets. Because the tax rates used for the unaudited pro forma combined financial information are estimated, the blended statutory rate will likely differ from the actual effective rate in periods subsequent to the ITsavvy Closing Date.

Transaction Accounting Adjustments Related to Proposed Lexmark Acquisition

(P)	Reflects the increase to Cost of sales by the inventory fair value adjustment reflected in Note 4(B), as the inventory is expected to be sold within one year of the Lexmark Acquisition Date.

(Q)

Represents adjustments made to Selling, administrative and general expenses to reflect the expense of $1 to obtain insurance policies in connection with the Lexmark Acquisition at the closing date, as well as ($3) to reflect the impact of conforming Lexmark’s defined benefit pension plan accounting policy to that of Xerox’s.

(R)	Reflects the adjustments to Amortization of intangible assets as follows:

(in millions)	Year Ended December 31, 2024
Removal of Lexmark’s historical intangible asset amortization	$(31)
Estimated amortization of acquired intangible assets	91	(i	)

Net pro forma transaction accounting adjustments to Amortization of intangible assets	$60

(i)

Represents straight-line amortization of the estimated fair value of the intangible assets for customer relationships, developed technology, and trade name and trademarks over the estimated weighted average useful life of 10 years, 7 years and 7 years, respectively.

16	Pro Forma Financial Statements

The amount of amortization expense recognized following the Lexmark closing date may differ significantly between periods based upon the final fair value assigned, the estimated weighted-average useful life assigned and the amortization methodology used for each identifiable intangible asset.

(S)	Reflects the adjustments to Other expenses, net.

(in millions)	Year Ended December 31, 2024
Removal of Lexmark’s historical interest expense related debt repaid at the Lexmark closing date	$(85)
Removal of Lexmark’s historical debt issuance cost and amortization expense related to debt repaid at the Lexmark closing date	(10)

Net pro forma transaction accounting adjustments to Other expenses, net	$(95)

(T)

Represents the application of the estimated blended statutory income tax rates to the pro forma transaction accounting adjustments for the year ended December 31, 2024, further adjusted for valuation allowance required on certain deferred tax assets, for the year ended December 31, 2024. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended statutory rates will likely vary from the actual effective rates in periods subsequent to the Lexmark closing date.

NOTE 5 – INTERCOMPANY TRANSACTIONS

Transactions between Xerox and the Company primarily include sales of equipment and supplies. The unaudited pro forma condensed combined financial statements have been adjusted to eliminate transactions between Xerox and Lexmark, primarily consisting of Lexmark’s revenue and Xerox’s cost of sales.

Intercompany Elimination Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(in millions)	Year Ended December 31, 2024
	Xerox	Lexmark	Total
Accounts receivable, net	$(5)	$(80)	$(85)
Inventories	(11)	(1)	(12)	(i	)
Other current assets	—	(4)	(4)	(ii	)

Total Assets Eliminated	$(16)	$(85)	$(101)

Accounts payable	$(80)	$(5)	$(85)
Accrued expenses and other current liabilities	(6)	—	(6)

Total Liabilities Eliminated	$(86)	$(5)	$(91)

Retained earnings	$(1)	$(9)	$(10)	(ii	)

Total Equity Eliminated	$(1)	$(9)	$(10)

Total Liabilities and Equity Eliminated	$(87)	$(14)	$(101)

(i)	Represents the elimination of margin on intercompany inventory at December 31, 2024.

(ii)	Lexmark elimination is net of tax impact of $2.

Intercompany Elimination Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Loss

(in millions)	Year Ended December 31, 2024
	Xerox	Lexmark	Total
Sales	$(7)	$(236)	$(243)
Services, maintenance and rentals	(14)	—	(14)

Total Revenues Eliminated	$(21)	$(236)	$(257)

Cost of sales	$(236)	$(7)	$(243)
Cost of services, maintenance and rentals	—	(14)	(14)

Total Costs Eliminated	$(236)	$(21)	$(257)

As disclosed in its 2024 financial statements, Lexmark had various transactions with Ninestar affiliates. As the Ninestar affiliates to which these transactions relate are not entities controlled by Xerox, these transactions have not been adjusted within the unaudited pro forma condensed combined financial statements.

17	Pro Forma Financial Statements

NOTE 6 – FINANCING TRANSACTIONS

The Financing Transactions are expected to bear interest at annual interest rates between 9.0% and 14.0% over terms ranging from 5 years to 6 years. For purposes of the unaudited pro forma condensed combined financial information, Xerox has estimated that it will draw on the full amount of the $400 Senior Secured First Lien Notes, the $400 Senior Secured Second Lien Notes, the $350 Senior Unsecured Paid-in-Kind Notes, and the incremental $373 of principal from a roll-over of Lexmark’s Term Loan Facility on or prior to the closing of the Lexmark Acquisition. The actual amounts drawn under the roll-over of Lexmark’s Term Loan Facility may differ based on Xerox’s financial position at the Lexmark closing date.

Unaudited Pro Forma Condensed Combined Balance Sheet

(A)	Reflects the following adjustments to Cash and cash equivalents:

(in millions)	December 31, 2024
Estimated borrowings from the Financing Transactions, net of deferred financing fees	$1,468	(i	)
Estimated borrowings from the Financing Transactions placed into escrow until Lexmark close date	(400)
Cash paid as partial repayment of Xerox’s historical debt	(553)	(ii	)

Net pro forma debt financing adjustments to Cash and cash equivalents	$515

(i)	Reflects the total proceeds from the borrowings from the Financing Transactions of $1,523, net of related deferred financing fees, associated with the Financing Transactions of $55.

(ii)	Reflects the repayment or prepayment of the historical debt of Xerox as follows: 5.000% Senior Notes due 2025 of $388, secured borrowings of $70, and Term Loan B of $95.

(B)	Reflects the adjustments to remove the commitment fees related to the Financing Transaction of $22 at December 31, 2024.

(C)	Reflects $400 for the cash received from the financing transactions, which will be placed into escrow and transferred to Xerox upon completion of the proposed Lexmark Acquisition.

(D)	Reflects the following adjustments to Short-term debt and current portion of long-term debt:

(in millions)	December 31, 2024
Repayment of Xerox’s 2025 Senior Unsecured Notes	$(388)
Repayment of Xerox’s securitized debt facility	(70)

Net pro forma debt financing adjustments to Short-term debt and current portion of long-term debt	$(458)

(E)	Reflects the following adjustments to Long-term debt:

(in millions)	December 31, 2024
Borrowing from Financing Transactions - Long-term debt	$1,523
Deferred financing fees	(55)
Partial prepayment of Xerox’s Term Loan B	(95)

Net pro forma debt financing adjustments to Long-term debt	$1,373

Unaudited Pro Forma Condensed Combined Statement of Loss

(F)

Reflects the adjustments made to Other expenses, net for the interest and amortization of the debt issuance costs associated with the estimated borrowings from the Financing Transactions. The interest rates used in calculating the pro forma adjustments for the Financing Transactions ranged between 9.0% and 14.0%, based on the most current prevailing rate. The costs incurred to secure the Financing Transactions are amortized on a straight-line basis over the five to six year terms of the respective commitments.

18	Pro Forma Financial Statements

(in millions)	Year Ended December 31, 2024
Removal of Xerox’s historical interest expense related to repaid debt and deferred financing fees	$(42)	(i	)
Addition of interest expense from the Financing Transactions	167
Addition of amortization expense of debt issuance costs from the Financing Transactions	10

Net pro forma transaction adjustments to Other expenses, net	$135

(i)	The removal of Xerox’s historical debt issuance cost and amortization expense, as well as the extinguishment loss related to the debt repaid as a result of the Financing Transactions of $5.

A hypothetical 12.5 basis points increase/decrease in the interest rate used would result in an increase/decrease of approximately $2 in pro forma interest expense for the year ended December 31, 2024.

(G)

Represents the application of the estimated blended statutory income tax rates to the pro forma transaction accounting adjustments for the year ended December 31, 2024, further adjusted for valuation allowance required on certain deferred tax assets, for the year ended December 31, 2024. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended statutory rates will likely vary from the actual effective rate in periods subsequent to the Lexmark closing date.

19	Pro Forma Financial Statements